UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☑	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.
JO-ANN STORES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

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On March 10, 2011, Jo-Ann Stores, Inc. (the “Company”) distributed to its employees certain materials titled “ASOP Liquidation FAQs,” which are attached hereto as Annex A.
Cautionary Statement Regarding Forward-Looking Statements
This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company, its business and the proposed merger transaction (the “Merger”) among Needle Holdings Inc., Needle Merger Sub Corp. and the Company. These forward-looking statements can be identified by the use of terminology such as “subject to,” “believe,” “expects,” “plan,” “project,” “estimate,” “intend,” “may,” “will,” “should,” “can,” or “anticipates,” or the negative thereof, or variations thereon, or comparable terminology, or by discussions of strategy. Although all of these forward-looking statements are believed to be reasonable, they are inherently uncertain. Factors which may materially affect such forward-looking statements include, but are not limited to general economic conditions, risks in implementing new marketing initiatives, natural disasters and geo-political events, changes in customer demand, changes in trends in the fabric and craft industry, changes in the competitive pricing for products, the impact of competitors’ store openings and closings, our dependence on suppliers, seasonality, disruptions to the transportation system or increases in transportation costs, energy costs, our ability to recruit and retain highly qualified personnel, our ability to manage our inventory, our ability to effectively manage our distribution network, disruptions to our information systems, failure to maintain the security of our electronic and other confidential information, failure to comply with various laws and regulations, failure to successfully implement the store growth strategy, changes in accounting standards and effective tax rates, inadequacy of our insurance coverage, cash and cash equivalents held at financial institutions in excess of federally insured limits, volatility of our stock price, damage to our reputation, and other factors, and uncertainties associated with the proposed Merger, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s Securities and Exchange Commission (“SEC”) filings.
Readers are cautioned not to place undue reliance on forward-looking statements. The Company cannot guarantee future results, trends, events, levels of activity, performance or achievements. The Company does not undertake and specifically declines any obligation to update, republish or revise forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Consequently, such forward-looking statements should be regarded solely as the Company’s current plans, estimates and beliefs.
Additional Information and Where to Find It
In connection with the Merger, on February 17, 2011, the Company filed with the SEC and began mailing to its shareholders a definitive proxy statement regarding the Merger. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s shareholders will be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Jo-Ann Stores, Inc., Attn: Corporate Communications, 5555 Darrow Road, Hudson, Ohio 44236, telephone: (330) 463-6865, or from the investor relations section of the company’s website, http://www.joann.com.
Participants in Solicitation
The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of shareholders that will be held to consider the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on April 26, 2010. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s shareholders generally, by reading the definitive proxy statement filed with the SEC on February 17, 2011 and other relevant documents regarding the Merger, when filed with the SEC.

Annex A
ASOP Liquidation FAQs
I am currently enrolled in the ASOP plan; do I need to do anything?
ASOP deductions will continue in the usual manner until March 31, 2011, or the completion of the acquisition, whichever occurs first. At that time, stock will be purchased with your deductions in accordance with plan procedures. Whether or not the acquisition occurs prior to April 1, 2011, there will be no further deductions on or after that date.
What happens to my stock when the acquisition occurs?
Any stock in your account at the time of the acquisition will be sold and the proceeds sent to you directly by Computershare.
Will there be tax liability for this transaction?
You will be subject to tax on the sale of your stock acquired through the ASOP. Taxation is dependent in part on whether you have held the stock for the required holding period. The required holding period is 18 months from the date of purchase.
If you have held the stock for the required holding period, you will recognize ordinary income equal to the lesser of: (1) the excess of the fair market value of the stock on the date of grant over the exercise price and (2) the excess of the amount realized on the sale of the stock over the exercise price. Any additional gain or loss recognized on the sale of the stock will be long-term capital gain or loss.
If you have not held the stock for the required holding period, you will recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. This is termed a Disqualifying Disposition. Any additional gain or loss recognized on the disposition of the stock will be short-term or long-term capital gain or loss, depending on the length of time you have held the stock.
Will Jo-Ann Fabric and Craft Stores withhold any of the tax on this transaction?
Jo-Ann Fabric and Craft Stores will withhold Municipal (city) income tax (if you are working in the city of Hudson) on the Disqualifying Disposition. You will be responsible for all other taxes on the gain when you file your annual Income Tax Return in 2012. If you wish to increase your bi-weekly Federal or State Income Tax withholding, you can accomplish this by logging on to ESS through the Store Portal.
You may also wish to research your tax situation on the IRS website: www.irs.gov or contact a professional tax advisor. Jo-Ann Fabric and Craft Stores will not be able to provide any type of tax advice.
What if I wish to invest my proceeds in another stock?
You are free to do whatever you wish with the proceeds from this sale. The tax consequences will remain the same regardless of what you do with the proceeds.